EXHIBIT 5

ATTORNEYS AT LAW
Campbell Mithun Tower
222 South Ninth Street
Suite 3100
Minneapolis, MN 55402

T 612-333-3434
F 612-334-8888
www.hinshawlaw.com

Board of Directors of
Viper Powersports, Inc.:

You have requested that we furnish to you our legal opinion with respect to the legality of the units of Viper Powersports, Inc. (the “Company”) covered by the Form SB-2 Registration Statement to which this is an exhibit and which is to be filed with the Securities and Exchange Commission (“SEC”) by the Company on or about the date hereof for the purpose of registering the above units under the Securities Act of 1933.

We are furnishing in this letter our legal opinion concerning the above. In connection with this opinion, we have examined the above Form SB-2 Registration Statement in substantially the form in which it is to be filed with the SEC, the Articles of Incorporation, as amended, and Bylaws, as amended, of the Company, applicable Board of Directors resolutions of the Company, a Certificate of Corporate Officer, the applicable statutes of the State of Nevada, and such other documents and records which we deemed relevant in order to render this opinion. We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

Based upon and subject to the foregoing, it is our opinion that when issued and resold in accordance with the transactions described in the above Registration Statement and Prospectus thereunder, the above units of the Company will be legally issued, fully paid and non-assessable under Nevada law.

We hereby consent to the filing of this opinion as an exhibit to the above Registration Statement and to the use of our name wherever it appears therein.

Very truly yours,

HINSHAW & CULBERTSON LLP

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